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                                                                    EXHIBIT 11.1

                        MICROELECTRONIC PACKAGING, INC.
               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

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                                                   Three months ended March 31,
                                                   ----------------------------
                                                       1997            1996
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
Primary Net Income (Loss) Per Share:

Net income (loss)                                  $(1,219,000)     $  565,000
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Weighted average shares outstanding:
  Shares outstanding from beginning of period        6,991,493       4,707,000

  Conversion of $1.9 million of debentures
   into 3,801,787 shares of common stock             2,048,010               -

  Common equivalents - options to directors,
   officers and employees, net of treasury shares            -         196,000
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Weighted average common and
  common equivalent shares outstanding               9,039,503       4,903,000
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Primary net income (loss) per common share         $     (0.13)     $     0.12
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Fully Diluted Net Income (Loss) Per Share:

Net income (loss)                                  $(1,219,000)     $  565,000
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Weighted average shares outstanding:
  Shares outstanding from beginning of period        6,991,493       4,707,000

  Conversion of $1.9 million of debentures into
   3,801,787 shares of common stock                  2,048,010               -

  Common equivalents - options to directors,
   officers and employees, net of treasury shares            -         196,000
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Weighted average common and common equivalent
 shares outstanding                                  9,039,503       4,903,000
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Fully diluted net income (loss) per common share   $     (0.13)     $     0.12
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